EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form  S-8  (Registration  Nos.  33-60580,  333-03895,  333-95127,
333-95129 and 333-91386) of our report dated February 16, 2004 relating to our audit of the financial statements included in the 2003 annual report on Form 10-KSB of Life Medical Sciences, Inc.

/s/ Eisner LLP
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Eisner LLP

New York, New York
March 3, 2004